ARBITRON INC. 1999 STOCK INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

THIS AGREEMENT is entered into and effective as of March 1, 2006 (the “Date of Grant”), by and between Arbitron Inc. (the “Company”) and      (the “Grantee”).

A. The Company has adopted the Arbitron Inc. 1999 Stock Incentive Plan (as may be amended or supplemented, the “Plan”) authorizing the Board of Directors of the Company, or a committee as provided for in the Plan (the Board or such a committee to be referred to as the “Committee”), which permits the grant restricted stock awards to employees of the Company and its Subsidiaries (as defined in the Plan).

B. The Company desires to give the Grantee an inducement to acquire a proprietary interest in the Company and an added incentive to advance the interests of the Company by granting to the Grantee shares of common stock of the Company subject to the vesting conditions set forth below.

Accordingly, the parties agree as follows:

1. Grant of Restricted Stock.

The Company hereby grants to the Grantee      (     ) of the Company’s common stock, $0.50 par value, (the “Stock”) subject to the terms and vesting conditions hereinafter set forth and as set forth in the Plan (the “Restricted Stock”).

2. Issuance and Vesting.

2.1 Issuance. The Company will issue the Restricted Stock in the name of the Grantee on the Date of Grant.

2.2 Vesting. Except as provided in Section 3.1 and Section 3.2, the Grantee’s right to the Stock under this Restricted Stock Agreement shall vest as to 1/4th of the total number of shares of Stock covered by this grant on March 1, 2007, March 1, 2008, March 1, 2009 and March 1, 2010 (each a “Vesting Date”), provided that Grantee remains in the continuous employ or service of the Company or a Subsidiary on the applicable Vesting Date. The resulting aggregate number of vested shares of Stock will be rounded down to the nearest whole number, and the Grantee cannot vest in more than the number of shares covered by this grant.

3. Termination of Employment.

3.1 Termination of Employment.

(a) Termination Due to Death or Disability. In the event the Grantee’s employment with the Company and all Subsidiaries is terminated by reason of death or Disability (as defined in the Plan), the unvested shares of the Grantee’s Restricted Stock award will become immediately vested in full.

(b) Termination for Reasons Other Than Death or Disability. In the event that the Grantee’s employment with the Company and all Subsidiaries is terminated for any reason other than death or Disability, or the Grantee is in the employ of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Grantee continues in the employ of the Company or another Subsidiary), all rights of the Grantee under the Plan and this Agreement will immediately terminate without notice of any kind, and the Grantee will forfeit to the Company all of the shares of Stock subject to this grant that have not yet vested. Accordingly, if shares remain unvested at the time of the Grantee’s Retirement (as defined in the Plan), the Grantee will forfeit such unvested shares to the Company at such Retirement.

3.2 Change in Control.

(a) Impact of Change in Control. If a Change in Control (as defined in Section 10 of this Agreement) of the Company occurs, and the Restricted Stock has been outstanding for at least two months, the Restricted Stock will become immediately vested in full, regardless of whether the Grantee remains in the employ of the Company or any Subsidiary. In addition, if a Change in Control of the Company occurs, the Committee, in its sole discretion and without the consent of the Grantee, may determine that the Grantee will receive, with respect to some or all of the shares of Restricted Stock slated to become vested on account of any such Change in Control, cash in an amount equal to the excess of the Fair Market Value (as defined in the Plan) of such shares of Restricted Stock immediately prior to the effective date of such Change in Control of the Company over the purchase price per share of the Restricted Stock. Any such cash payment will be made as of the date of such Change in Control.

(b) Authority to Modify Change of Control Provisions. Prior to a Change of Control, the Grantee will have no rights under this Section 3.2, and the Committee will have the authority, in its sole discretion, to rescind, modify or amend this Section 3.2 without the consent of the Grantee.

4. Escrow.

The issuance of the Stock under this grant shall be evidenced in such a manner as the Committee, in its discretion, will deem appropriate, including, without limitation, book-entry, registration or issuance of one or more Stock certificates, with any unvested Restricted Stock bearing the appropriate restrictions imposed by this Agreement. As the Grantee’s interest in the Stock vests as described above, the recordation of the number of shares of Restricted Stock attributable to the Grantee will be appropriately modified.

5. Rights and Restrictions of Grantee; Transferability.

5.1 Employment. Nothing in this Agreement will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment of the Grantee at any time, nor confer upon the Grantee any right to continue in the employ of the Company or any Subsidiary at any particular position or rate of pay or for any particular period of time.

5.2 Rights as a Stockholder. The Grantee will have the right to vote the Restricted Stock and to receive any dividends declared or paid on such Stock. Should the Grantee receive a distribution on account of an adjustment under Section 9 (or the corresponding provision of the Plan), that distribution shall be deemed to be part of this Restricted Stock grant and subject to the same conditions and restrictions set forth in this agreement (including the vesting provision under Section 2.2). No adjustment will be made for dividends or distributions with respect to Stock subject hereto as to which there is a record date preceding the Date of Grant.

5.3 Restrictions on Transfer. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, no right or interest of the Grantee in the Restricted Stock prior to vesting may be assigned or transferred, or subjected to any lien, during the lifetime of the Grantee, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. The Grantee will, however, subject to applicable laws be entitled to designate a beneficiary to receive any Restricted Stock that becomes vested upon such Grantee’s death.

5.4 Restrictions Regarding Employment.

(a) The Grantee agrees that he or she will not take any Adverse Actions (as defined below) against the Company or any Subsidiary at any time during the period that the Restricted Stock is or may yet become vested in whole or in part or at any time before one year following the Grantee’s termination of employment with the Company or any Subsidiary, whichever is later (the “Restricted Period”). The Grantee acknowledges that damages which may arise from a breach of this Section 5.4 may be impossible to ascertain or prove with certainty. Notwithstanding anything in this Agreement or the Plan to the contrary, in the event that the Company determines in its sole discretion that the Grantee has taken Adverse Actions against the Company or any Subsidiary at any time during the Restricted Period, in addition to other legal remedies which may be available, (i) the Company will be entitled to an immediate injunction from a court of competent jurisdiction to end such Adverse Action, without further proof of damage, (ii) the Committee will have the authority in its sole discretion to terminate immediately all rights of the Grantee under the Plan and this Agreement without notice of any kind, and (iii) the Committee will have the authority in its sole discretion to cause a forfeiture of any Stock acquired by you upon the vesting of the Restricted Stock to the extent that such vesting occurred within six months prior to the date the Grantee first commences any such Adverse Actions and require the Grantee to disgorge any profits (however defined by the Committee) realized by the Grantee relating to such vested portion of the Restricted Stock. Such disgorged profits paid to the Company must be made in cash (including check, bank draft or money order) or, with the Committee’s consent, shares of Common Stock with a Fair Market Value on the date of payment equal to the amount of such payment. The Company will be entitled to withhold and deduct from future wages of the Grantee (or from other amounts that may be due and owing to the Grantee from the Company or a Subsidiary) or make other arrangements for the collection of all amounts necessary to satisfy such payment obligation.

(b) For purposes of this Agreement, an “Adverse Action” will mean any of the following: (i) engaging in any commercial activity in competition with any part of the business of the Company or any Subsidiary as conducted during the Restricted Period for which the Grantee has or had access to trade secrets and/or confidential information; (ii) diverting or attempting to divert from the Company or any Subsidiary any business of any kind, including, without limitation, interference with any business relationships with suppliers, customers, licensees, licensors, clients or contractors; (iii) participate in the ownership, operation or control of, be employed by, or connected in any manner with any person or entity which solicits, offers or provides any services or products similar to those which the Company or any Subsidiary offers to its customers or prospective customers, (iv) making, or causing or attempting to cause any other person or entity to make, any statement, either written or oral, or convey any information about the Company or any Subsidiary that is disparaging or that in any way reflects negatively on the Company or any Subsidiary; or (v) engaging in any other activity that is hostile, contrary or harmful to the interests of the Company or any Subsidiary, including, without limitation, influencing or advising any person who is employed by or in the service of the Company or any Subsidiary to leave such employment or service to compete with the Company or any Subsidiary or to enter into the employment or service of any actual or prospective competitor of the Company or any Subsidiary, influencing or advising any competitor of the Company or any Subsidiary to employ to otherwise engage the services of any person who is employed by or in the service of the Company or any Subsidiary, or improperly disclosing or otherwise misusing any trade secrets or confidential information regarding the Company or any Subsidiary.

(c) Should any provision of this Section 5.4 of the Agreement be held invalid or illegal, such illegality shall not invalidate the whole of this Section 5.4 of the Agreement, but, rather, the Agreement shall be construed as if it did not contain the illegal part or narrowed to permit its enforcement, and the rights and obligations of the parties shall be construed and enforced accordingly. In furtherance of and not in limitation of the foregoing, the Grantee expressly agrees that should the duration of or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid or enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities that may validly or enforceably be covered. The Grantee acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement shall be construed in a manner that renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law. This Section 5.4 of the Agreement does not replace and is in addition to any other agreements the Grantee may have with the Company or any of its Subsidiaries on the matters addressed herein.

6. Securities Law and Other Restrictions.

Notwithstanding any other provision of the Plan or this Agreement, the Company will not be required to issue, and the Grantee may not sell, assign, transfer or otherwise dispose of, any shares of Restricted Stock, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act of 1933, as amended, and any applicable state or foreign securities laws or an exemption from such registration, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Restricted Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

All certificates representing the Stock issued in connection with this grant shall, where applicable, have endorsed thereon the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

7. Withholding Taxes.

The Company is entitled to (a) withhold and deduct from future wages of the Grantee (or from other amounts that may be due and owing to the Grantee from the Company), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any federal, state, local or foreign tax or withholding tax requirements attributable to the payment of dividends or the vesting of Stock acquired under this grant, or (b) require the Grantee promptly to remit the amount of such withholding or other taxes to the Company before the payment of dividends or the vesting of Stock acquired under this grant. In the event that the Company is unable to withhold such amounts, for whatever reason, the Grantee agrees, as a condition of this grant, to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal, state or local law.

8. Section 83(b) Election.

Under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the difference between the purchase price paid for the shares of Stock and their Fair Market Value (as defined in the Plan) on the date any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time. For this purpose, “forfeiture restrictions” include the forfeiture as to unvested Stock described above. The Grantee may elect to be taxed at the time the shares are acquired, rather than when such shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Date of Grant. The Grantee will have to make a tax payment to the extent the purchase price is less than the fair market value of the shares on the Date of Grant. No tax payment will have to be made to the extent the purchase price is at least equal to the fair market value of the shares on the Date of Grant. The form for making this election is attached as Exhibit A hereto. Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by the Grantee (in the event the fair market value of the shares as of the vesting date exceeds the purchase price) as the forfeiture restrictions lapse.

THE GRANTEE ACKNOWLEDGES THAT IT IS THE GRANTEE’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF THE GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE GRANTEE’S BEHALF. THE GRANTEE IS RELYING SOLELY ON THE GRANTEE’S OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY 83(b) ELECTION.

9. Adjustments.

In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off), or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), in order to prevent dilution or enlargement of the rights of the Grantee, will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) covered by this grant of Restricted Stock.

10. Certain Definitions. For purposes of this Agreement, the following additional definitions will apply:

(a) “Cause” will have the meaning set forth in any employment or other agreement or policy applicable to the Grantee or, if no such agreement or policy exists, will mean (i) dishonesty, fraud, misrepresentation, theft, embezzlement or injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any breach of duty, habitual neglect of duty or unreasonable job performance, or (iv) any material breach of any employment, service, confidentiality or noncompete agreement entered into with the Company or any Subsidiary.

(b) “Change of Control” will have the meaning set forth in the Plan plus such other event or transaction as the Board shall determine constitutes a Change of Control, or such other meaning as may be adopted by the Committee from time to time in its sole discretion.

11. Subject to Plan.

The Restricted Stock and the shares granted and issued pursuant to this Agreement have been granted and issued under, and are subject to the terms of, the Plan. The terms of the Plan are incorporated by reference in this Agreement in their entirety, and the Grantee, by execution of this Agreement, acknowledges having received a copy of the Plan. The provisions of this Agreement will be interpreted as to be consistent with the Plan, and any ambiguities in this Agreement will be interpreted by reference to the Plan. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan will prevail.

12. Miscellaneous.

12.1 Binding Effect. This Agreement will be binding upon the heirs, executors, administrators and successors of the parties to this Agreement.

12.2 Governing Law. This Agreement and all rights and obligations under this Agreement will be construed in accordance with the Plan and governed by the laws of the State of Delaware, without regard to conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive laws of another jurisdiction.

12.3 Entire Agreement. This Agreement and the Plan set forth the entire agreement and understanding of the parties to this Agreement with respect to the grant and vesting of the Restricted Stock and the administration of the Plan and supersede all prior agreements, arrangements, plans and understandings relating to the grant and vesting of the Restricted Stock and the administration of the Plan.

12.4 Amendment and Waiver. Other than as provided in the Plan, this Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties to this Agreement or, in the case of a waiver, by the party waiving compliance.

The parties to this Agreement have executed this Agreement effective the day and year first above written.

ARBITRON INC.

By:
Name:
Title:

By execution of this Agreement, the Grantee acknowledges having received a copy of the Plan.

Name of Grantee:      Address:

Social Security Number:

Grantee (signature):

EXHIBIT A

ELECTION UNDER SECTION 83(b) OF

THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1. The name, address and social security number of the undersigned:

Name:
Address:

Social Security No. :

2. Description of property with respect to which the election is being made:

shares of common stock, par value $.     per share, Arbitron Inc., a Delaware corporation, (the “Company”).

3. The date on which the property was transferred is            , 2005.

4. The taxable year to which this election relates is calendar year 2005.

5. Nature of restrictions to which the property is subject:

The shares of stock are subject to the provisions of a Restricted Stock Agreement between the undersigned and the Company. The shares of stock are subject to forfeiture under the terms of the Agreement.

6.	The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was $ per share, for a total of $ .

7. The amount paid by taxpayer for the property was $     .

8. A copy of this statement has been furnished to the Company.

Dated:      , 2005

Taxpayer’s Signature

Taxpayer’s Printed Name

PROCEDURES FOR MAKING ELECTION
UNDER INTERNAL REVENUE CODE SECTION 83(b)

The following procedures must be followed with respect to the attached form for making an election under Internal Revenue Code section 83(b) in order for the election to be effective:1

1. You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within 30 days after the Date of Grant of your Restricted Stock.

2. At the same time you file the election form with the IRS, you must also give a copy of the election form to the Secretary of the Company.

3. You must file another copy of the election form with your federal income tax return (generally, Form 1040) for the taxable year in which the stock is transferred to you.

1Whether or not to make the election is your decision and may create tax consequences for you. You are advised to consult your tax advisor if you are unsure whether or not to make the election.